Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund 2
811-10255


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
 voting together as a class
<c>  Preferred Shares

To approve a new investment
management agreement



   For
         15,004,248

   Against
              471,660

   Abstain
              525,614

   Broker Non-Votes
           3,656,559

      Total
         19,658,081




To approve a new sub-advisory
agreement



   For
         14,964,311

   Against
              477,123

   Abstain
              560,088

   Broker Non-Votes
           3,656,559

      Total
         19,658,081





Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.